Exhibit 99.1

PRESS RELEASE

MSCI appoints Baer Pettit to Chief Operating Officer

and Diana Tidd to Head of Equity Index Products

New York – October 13, 2015 – MSCI Inc. (NYSE: MSCI), a leading provider of portfolio construction and risk management tools for global investors, announced today that its Board of Directors has appointed C.D. Baer Pettit to the position of Chief Operating Officer. Diana H. Tidd has been appointed Head of Equity Index Products worldwide, reporting to Mr. Pettit. She will join the firm’s Executive Committee.

As MSCI’s Chief Operating Officer, Mr. Pettit’s responsibilities will include oversight of the development, operations and profitability of the firm’s full product line, which includes index, analytics, ESG (environmental, social and governance) and real estate products. Remy Briand, Head of Research, will continue to report to Mr. Pettit and will join the firm’s Executive Committee.

“Over the past three years, together with our Board, we have made a concerted effort to deepen the firm’s leadership bench – both by recruiting experienced executives from other firms and by moving existing leaders into important new roles,” said Henry Fernandez, MSCI Chairman and CEO. “We are fortunate to have an executive with Baer’s combination of industry experience and knowledge of MSCI to move into the job of Chief Operating Officer. I am also confident that Diana’s strategic vision and close relationships with our clients will enable MSCI to maintain and strengthen our position as the leader in global equity indexes.”

Baer Pettit, a member of the firm’s Executive Committee, has more than 15 years of experience with MSCI. He joined the firm in 2000 and served as Head of Client Coverage from 2001 to 2012 and as Head of Marketing from 2005 to 2012. In 2011, he became head of the firm’s Index product line and in February 2015 was promoted to a role as head of all MSCI products. He holds a Master of Arts degree in history from Cambridge University and a Master of Science degree from the School of Foreign Service at Georgetown University. He currently serves as Chairman of the Index Industry Association, the first-ever trade association for the index industry.

Diana Tidd joined MSCI in 1999 and has served in a variety of roles, including Head of Americas Client Coverage and, more recently, Head of Americas Index Products. She holds a Bachelor of Arts degree in Political Science from Colgate University and a Master’s Degree in Latin American Studies from Stanford University.

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About MSCI

For more than 40 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research.

Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

MSCI serves 97 of the top 100 largest money managers, according to the most recent P&I ranking.

For more information, visit us at www.msci.com.

PRESS RELEASE

Media Inquiries Kristin Meza + 1 212 804 5330 kristin.meza@msci.com	Investor Relations Stephen Davidson + 1 212 981 1090 stephen.davidson@msci.com

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission (“SEC”) on February 27, 2015, as amended, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.